UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2006

DIVIDEND CAPITAL TRUST INC.

(Exact name of registrant as specified in its charter)

Maryland	000-50724	82-0538520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 17th Street, Suite 1700

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Contribution Agreement

On July 21, 2006, we entered into a contribution agreement (the “Contribution Agreement”) with Dividend Capital Operating Partnership LP (our “Operating Partnership”) and Dividend Capital Advisors Group LLC (the “Advisor’s Parent”), the parent company of Dividend Capital Advisors LLC (the “Advisor”). Our Board of Directors (excluding Messrs. Thomas Wattles, Evan Zucker and James Mulvihill, who have interests in the transaction that are different from, and may potentially conflict with, those of our stockholders and, accordingly, abstained) approved the Contribution Agreement after receiving the unanimous recommendation of a special committee comprised of our four independent directors, which special committee retained its own legal and financial advisors.

Pursuant to an amended and restated advisory agreement with us, the Advisor currently has responsibility for our day-to-day operations subject to the supervision of our Board of Directors, including investment analysis, acquisitions and developments, financing and refinancing, asset management and certain administrative services. The Advisor’s Parent owns the entire outstanding membership interest in the Advisor. In addition, the Advisor’s Parent holds a special series of units of limited partnership interest (the “Special Units”) in our Operating Partnership with special distribution rights.

The Contribution Agreement provides that, subject to the approval thereof by our stockholders and subject to the satisfaction of certain other conditions, the entire outstanding membership interest, and all economic interests, in the Advisor will be contributed by the Advisor’s Parent to our Operating Partnership and the Special Units will be modified into units of limited partnership interest (“OP Units”) in our Operating Partnership for a total transaction consideration of 15,111,111 OP Units with an aggregate stated value of approximately $170.0 million (before transaction expenses) (the “Internalization”). As a result of the Internalization, the Advisor will become a wholly-owned subsidiary of our Operating Partnership and we will become self-advised. In connection with the Internalization, we anticipate that approximately 50 of the Advisor’s employees will become our employees. In addition, we have entered into the Employment Agreements described below with certain of the Advisor’s or its affiliates’ employees and, upon closing, such persons will become our employees.

We and the Advisor’s Parent have made representations and warranties in the Contribution Agreement and we, our Operating Partnership and the Advisor’s Parent have made certain covenants in the Contribution Agreement. In addition, we will submit the Contribution Agreement to our stockholders for approval at a meeting of our stockholders. Consummation of the Internalization is subject to a number of closing conditions, including, among others, (i) the approval of the Contribution Agreement and the transactions contemplated thereby by the affirmative vote of the holders of at least a majority of the shares represented in person or by proxy at a duly constituted meeting of our stockholders and actually voted on the matter and (ii) the receipt of certain consents and approvals. In connection with the closing of the Internalization, we will enter into certain other agreements including (i) noncompete agreements, which will generally restrict the ability of Evan Zucker, our Chief Executive Officer, President, Secretary and a director, and James Mulvihill, our Treasurer, Chief Financial Officer and a director, to engage in various activities in North America in respect of industrial real estate for three years, (ii) a pledge agreement with respect to the indemnification provisions of the Contribution Agreement, pursuant to which the Advisor’s Parent will pledge in our favor, and we will hold a first priority security interest in, (a) for a period of 15 months after the Closing Date (the “Lock-Up Period”), all of the OP Units received in the Internalization, (b) for a period of nine months after the end of the Lock-Up Period (the “First Follow-On Period”), $20.0 million of cash and/or OP Units plus an amount reasonably sufficient to cover any unresolved claims asserted before the end of the First Follow-On Period, (c) for a period of 12 months after the end of the First Follow-On Period (the “Second Follow-On Period”), $10.0 million of cash and/or OP Units plus an amount reasonably sufficient to cover any unresolved claims asserted before the end of the Second Follow-On Period and (d) following the end of the Second Follow-On Period, assets equal to the amount of unresolved claims asserted before the end of the Second Follow-On Period until those claims are resolved and (iii) a registration rights agreement pursuant to which we will grant registration rights to the Advisor’s Parent and to permitted transferees in respect of any shares of common stock issued to such persons in exchange for the OP Units issued in the Internalization.

Pursuant to the Contribution Agreement, subject to certain qualifications and limitations, the Advisor’s Parent has agreed to indemnify and hold harmless us, our subsidiaries and certain other parties related to us from all losses relating to breaches of the representations and warranties made by the Advisor’s Parent in the Contribution Agreement, breaches of the representations and warranties made by the Advisor’s Parent in the pledge agreement and breaches of certain of the covenants made by the Advisor’s Parent in the Contribution Agreement. In addition, subject to certain qualifications and limitations, we have agreed to indemnify and hold harmless the Advisor’s Parent, the Advisor and certain other parties related to them from all losses relating to inaccuracies in the representations and warranties made by us or our Operating Partnership in the Contribution Agreement, the other transaction documents or certain certificates and breaches of certain of the covenants made by us or our Operating Partnership in the Contribution Agreement or the other transaction documents. In general, the representations and warranties survive the closing of the Internalization until 15 months after the Closing Date; provided, however, that certain of our representations and warranties respecting our Securities and Exchange Commission (“SEC”) filings, the absence of certain changes or events affecting our business and the disclosure in our representations and warranties do not survive the closing, the Advisor’s Parent’s ERISA representations and warranties survive until 36 months after the Closing Date and certain of the parties’ other representations and warranties survive until 60 days after the applicable statutes of limitation. Both the Advisor’s Parent’s indemnification obligations for breaches of representations and warranties and our Operating Partnership’s indemnification obligations for breaches of representations and warranties are subject, with limited exceptions, to a $350,000 deductible and are subject to a cap of $170 million. The Advisor’s Parent may elect to pay any indemnity obligation in cash or by surrender of the OP Units received in connection with the Internalization on the basis of the units’ market value, as defined in the Contribution Agreement, on the date of surrender.

The Contribution Agreement may be terminated at any time prior to the closing of the Internalization by the mutual written agreement of us and the Advisor’s Parent or by either us or the Advisor’s Parent in certain circumstances. In particular, the Contribution Agreement may be terminated by either us or the Advisor’s Parent after January 31, 2007 if the closing of the Internalization shall not have occurred by such date.

Certain of our directors and officers have interests in connection with the Internalization and the Advisor. In particular, all of our officers and three of our directors are also employees of the Advisor. Moreover, Thomas Wattles, our Chairman and a director, has indirect beneficial ownership and control with his spouse of a 12.825% membership interest in the Advisor’s Parent and is entitled to receive 8.084% of the net cash flow of the Advisor’s Parent; Evan Zucker has indirect beneficial ownership and control with his spouse of a 23.014% membership interest in the Advisor’s Parent and is entitled to receive 12.280% of the net cash flow of the Advisor’s Parent; and James Mulvihill has indirect beneficial ownership and control with his spouse of a 23.014% membership interest in the Advisor’s Parent and is entitled to receive 12.280% of the net cash flow of the Advisor’s Parent. Accordingly, the Internalization will result in Messrs. Wattles, Zucker and Mulvihill receiving indirect beneficial ownership with their respective spouses of approximately 4.9 million OP Units.

Holders of OP Units generally have the right to cause our Operating Partnership to redeem all or a portion of their OP Units for cash or, at our sole discretion, shares of our common stock, or a combination of both. If the Advisor’s Parent exercised its redemption rights with respect to its OP Units and we elected to redeem the OP Units for shares of our common stock, Messrs. Wattles, Zucker and Mulvihill would have indirect beneficial ownership with their respective spouses of approximately 4.9 million shares of common stock representing approximately 2.926% of our outstanding shares of common stock, assuming all outstanding OP Units are exchanged for shares of common stock on an one-for-one basis, as of June 30, 2006. In addition, James Cochran, Daryl Mechem, Matthew Murphy and Michael Ruen, employees of the Advisor who are also our officers, pursuant to certain contractual arrangements, are entitled to receive an aggregate of 9.987% of the net cash flow of the Advisor’s Parent, which, in connection with the Internalization, will entitle them to receive indirect beneficial ownership of an aggregate of approximately 1.5 million OP Units.

We have certain other relationships with the Advisor and its affiliates which are more fully described in our filings with the SEC, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC on March 16, 2006 and amended on Form 10-K/A filed on April 28, 2006.

The foregoing description of the Internalization and the Contribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Contribution Agreement, which is filed herewith as Exhibit 2.1 and incorporated herein by reference thereto.

The Contribution Agreement contains representations and warranties by us and the Advisor’s Parent. The representations and warranties reflect negotiations between the parties to the Contribution Agreement and, in certain cases, merely represent allocation decisions among the parties and may not be statements of fact. As such, the representations and warranties are solely for the benefit of the parties to the Contribution Agreement and may be limited or modified by a variety of factors, including, but not limited to, subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and disclosure schedules to the Contribution Agreement. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact.

Employment Agreements

On July 21, 2006, we also entered into employment agreements with the following employees of the Advisor or its affiliates: Thomas Wattles, James Cochran, Daryl Mechem, Matthew Murphy and Michael Ruen (the “Employment Agreements”). Each of such persons is currently an officer of our company and each has agreed to continue to serve as an officer of our company, effective as of the closing date of the Internalization (the “Closing Date”). These agreements will become effective only if the Internalization is consummated.

1.	Thomas Wattles

The employment agreement with Thomas Wattles (the “Wattles Employment Agreement”) provides for Mr. Wattles to serve as our Executive Chairman. The Wattles Employment Agreement’s initial term commences on the Closing Date and continues for a three-year period.

The Wattles Employment Agreement provides for an annual salary of $200,000. In addition, Mr. Wattles may be eligible to receive a target cash bonus in an amount to be determined and a long-term incentive award.

If Mr. Wattles’s employment is terminated by us without cause or by him for good reason, he will be entitled to severance generally equal to the sum of his annual base compensation and target bonus (if any) and six months’ continuing coverage under the group health plans. In addition, in that event, Mr. Wattles will be entitled to a prorated target bonus for the year of termination and the vesting of all outstanding equity awards, if applicable.

Mr. Wattles is subject to a number of restrictive covenants, including an up to one-year non-competition provision that becomes applicable following certain terminations, and non-solicitation, noninterference and confidentiality provisions.

The Wattles Employment Agreement resulted from an arms-length negotiation between us and Mr. Wattles.

2.	James Cochran

The employment agreement with James Cochran (the “Cochran Employment Agreement”) provides for Mr. Cochran to serve as our President. The Cochran Employment Agreement’s initial term commences on the Closing Date and continues for a three-year period.

The Cochran Employment Agreement provides for an annual salary of $300,000 and for a target cash bonus of $200,000. In addition to annual salary and target cash bonus, Mr. Cochran will be eligible to receive a long-term incentive award with an aggregate annual target value of $500,000 that vests in equal annual installments over four to five years, subject to the achievement or pre-established, performance-related goals.

If Mr. Cochran’s employment is terminated by us without cause or by him for good reason, he will be entitled to severance generally equal to the sum of his annual base compensation and target bonus and two years’ continuing coverage under the group health plans. In addition, in that event, Mr. Cochran will be entitled to a prorated target bonus for the year of termination and the vesting of all outstanding equity awards. In addition, in the case of a termination by us without cause or by Mr. Cochran for good reason following certain changes in control of us, the termination payments will be two times salary and bonus rather than one times salary and bonus.

Mr. Cochran is subject to a number of restrictive covenants, including an up to one-year non-competition provision that becomes applicable following certain terminations, and non-solicitation, noninterference and confidentiality provisions. Upon the scheduled expiration of the employment term or upon a termination following a change of control of us, the non-competition provision will expire upon the date of the termination of employment. Upon a termination of employment by us without cause or by Mr. Cochran for good reason, the non-competition provision will expire six months following the termination of employment.

The Cochran Employment Agreement resulted from an arms-length negotiation between us and Mr. Cochran.

3.	Daryl Mechem

The employment agreement with Daryl Mechem (the “Mechem Employment Agreement”) provides for Mr. Mechem to serve as our Managing Director, Operations. The Mechem Employment Agreement’s initial term commences on the Closing Date and continues for a three-year period.

The Mechem Employment Agreement provides for an annual salary of $250,000 and for a target cash bonus of $125,000. In addition to annual salary and target cash bonus, Mr. Mechem will be eligible to receive a long-term incentive award with an aggregate annual target value of $225,000 that vests in equal annual installments over four to five years, subject to the achievement or pre-established, performance-related goals.

If Mr. Mechem’s employment is terminated by us without cause or by him for good reason, he will be entitled to severance generally equal to the sum of his annual base compensation and target bonus and six months’ continuing coverage under the group health plans. In addition, in that event, Mr. Mechem will be entitled to a prorated target bonus for the year of termination and the vesting of all outstanding equity awards.

Mr. Mechem is subject to a number of restrictive covenants, including an up to one-year non-competition provision that becomes applicable following certain terminations, and non-solicitation, noninterference and confidentiality provisions. Upon the scheduled expiration of the employment term or upon a termination following a change of control of us, the non-competition provision will expire upon the date of the termination of employment. Upon a termination of employment by us without cause or by Mr. Mechem for good reason, the non-competition provision will expire six months following the termination of employment.

The Mechem Employment Agreement resulted from an arms-length negotiation between us and Mr. Mechem.

4.	Matthew Murphy

The employment agreement with Matthew Murphy (the “Murphy Employment Agreement”) provides for Mr. Murphy to serve as our Senior Vice President, Finance. The Murphy Employment Agreement’s initial term commences on the Closing Date and continues for an eighteen-month period.

The Murphy Employment Agreement provides for an annual salary of $200,000 and for a target cash bonus of $75,000. In addition to annual salary and target cash bonus, Mr. Murphy will be eligible to receive a long-term incentive award with an aggregate annual target value of $25,000 that vests in equal annual installments over four to five years, subject to the achievement or pre-established, performance-related goals.

If Mr. Murphy’s employment is terminated by us without cause or by him for good reason, he will be entitled to severance generally equal to the sum of his annual base compensation and target bonus and six months’ continuing coverage under the group health plans. In addition, in that event, Mr. Murphy will be entitled to a prorated target bonus for the year of termination and the vesting of all outstanding equity awards.

Mr. Murphy is subject to a number of restrictive covenants, including an up to one-year non-competition provision that becomes applicable following certain terminations, and non-solicitation, noninterference and confidentiality provisions. Upon the scheduled expiration of the employment term or upon a termination following a change of control of us, the non-competition provision will expire upon the date of the termination of employment. Upon a termination of employment by us without cause or by Mr. Murphy for good reason, the non-competition provision will expire six months following the termination of employment.

The Murphy Employment Agreement resulted from an arms-length negotiation between us and Mr. Murphy.

5.	Michael Ruen

The employment agreement with Michael Ruen (the “Ruen Employment Agreement”) provides for Mr. Ruen to serve as our Senior Vice President. The Ruen Employment Agreement’s initial term commences on the Closing Date and continues for a three-year period.

The Ruen Employment Agreement provides for an annual salary of $235,000 and for a target cash bonus of $90,000. In addition to annual salary and target cash bonus, Mr. Ruen will be eligible to receive a long-term incentive award with an aggregate annual target value of $275,000 that vests in equal annual installments over four to five years, subject to the achievement or pre-established, performance-related goals.

If Mr. Ruen’s employment is terminated by us without cause or by him for good reason, he will be entitled to severance generally equal to the sum of his annual base compensation and target bonus and two years’ continuing coverage under the group health plans. In addition, in that event, Mr. Ruen will be entitled to a prorated target bonus for the year of termination and the vesting of all outstanding equity awards.

Mr. Ruen is subject to a number of restrictive covenants, including an up to one-year non-competition provision that becomes applicable following certain terminations, and non-solicitation, noninterference and confidentiality provisions. Upon a termination of employment on or after the second anniversary of the date of the Ruen Employment Agreement or upon a termination following a change of control of us, the non-competition provision will expire upon the date of his termination of employment. Upon a termination of employment by us without cause or by Mr. Ruen for good reason that occurs prior to the second anniversary of the date of the agreement and that does not follow a change of control, the non-competition provision will expire six months following the termination of employment. In addition, Mr. Ruen will forfeit his entire interest in his long-term incentive awards (both vested and unvested) if he terminates without good reason or is terminated for cause on or after the second anniversary of the Ruen Employment Agreement.

The Ruen Employment Agreement resulted from an arms-length negotiation between us and Mr. Ruen.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report is incorporated by reference in this Item 3.02. The OP Units to be issued and sold to the Advisor’s Parent pursuant to the Contribution Agreement will be issued and sold in reliance on Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Contribution Agreement by and among Dividend Capital Trust Inc., Dividend Capital Operating Partnership LP and Dividend Capital Advisors Group LLC, dated as of July 21, 2006

10.1	Form of Noncompete Agreement

10.2	Form of Pledge Agreement

10.3	Form of Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVIDEND CAPITAL TRUST INC.

July 27, 2006	By:	/s/ Evan H. Zucker
Evan H. Zucker
Chief Executive Officer